Exhibit (a)(24)
AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ARTISAN PARTNERS FUNDS, INC.
The undersigned Secretary of Artisan Partners Funds, Inc. (the “Corporation”) hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation’s Amended and Restated Articles of Incorporation (the “Restated Articles”), the following Amendments were duly adopted to permit the Corporation to establish and issue a class of exchange-traded fund (“ETF”) shares (“ETF Shares”) and to create the ETF Shares series of Artisan Focus Fund, Artisan Global Equity Fund, Artisan Select Equity Fund and Artisan Sustainable Emerging Markets Fund:
“Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:
‘A.The Corporation is authorized to issue an indefinite number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:
Class	Series	Authorized Number of Shares
Artisan Small Cap Fund	Investor Shares	Indefinite
Artisan Small Cap Fund	Institutional Shares	Indefinite
Artisan Small Cap Fund	Advisor Shares	Indefinite
Artisan International Fund	Investor Shares	Indefinite
Artisan International Fund	Institutional Shares	Indefinite
Artisan International Fund	Advisor Shares	Indefinite
Artisan Mid Cap Fund	Investor Shares	Indefinite
Artisan Mid Cap Fund	Institutional Shares	Indefinite
Artisan Mid Cap Fund	Advisor Shares	Indefinite
Artisan International Small-Mid Fund	Investor Shares	Indefinite
Artisan International Small-Mid Fund	Institutional Shares	Indefinite
Artisan International Small-Mid Fund	Advisor Shares	Indefinite
Artisan International Value Fund	Investor Shares	Indefinite
Artisan International Value Fund	Institutional Shares	Indefinite
Artisan International Value Fund	Advisor Shares	Indefinite
Artisan Sustainable Emerging Markets Fund	Investor Shares	Indefinite
Artisan Sustainable Emerging Markets Fund	Institutional Shares	Indefinite
Artisan Sustainable Emerging Markets Fund	Advisor Shares	Indefinite
Artisan Sustainable Emerging Markets Fund	ETF Shares	Indefinite

Artisan Global Value Fund	Investor Shares	Indefinite
Artisan Global Value Fund	Institutional Shares	Indefinite
Artisan Global Value Fund	Advisor Shares	Indefinite
Artisan Global Opportunities Fund	Investor Shares	Indefinite
Artisan Global Opportunities Fund	Institutional Shares	Indefinite
Artisan Global Opportunities Fund	Advisor Shares	Indefinite
Artisan Global Equity Fund	Investor Shares	Indefinite
Artisan Global Equity Fund	Institutional Shares	Indefinite
Artisan Global Equity Fund	Advisor Shares	Indefinite
Artisan Global Equity Fund	ETF Shares	Indefinite
Artisan High Income Fund	Investor Shares	Indefinite
Artisan High Income Fund	Institutional Shares	Indefinite
Artisan High Income Fund	Advisor Shares	Indefinite
Artisan Developing World Fund	Investor Shares	Indefinite
Artisan Developing World Fund	Institutional Shares	Indefinite
Artisan Developing World Fund	Advisor Shares	Indefinite
Artisan Focus Fund	Investor Shares	Indefinite
Artisan Focus Fund	Institutional Shares	Indefinite
Artisan Focus Fund	Advisor Shares	Indefinite
Artisan Focus Fund	ETF Shares	Indefinite
Artisan Global Discovery Fund	Investor Shares	Indefinite
Artisan Global Discovery Fund	Institutional Shares	Indefinite
Artisan Global Discovery Fund	Advisor Shares	Indefinite
Artisan Select Equity Fund	Investor Shares	Indefinite
Artisan Select Equity Fund	Institutional Shares	Indefinite
Artisan Select Equity Fund	Advisor Shares	Indefinite
Artisan Select Equity Fund	ETF Shares	Indefinite
Artisan Floating Rate Fund	Investor Shares	Indefinite
Artisan Floating Rate Fund	Institutional Shares	Indefinite
Artisan Floating Rate Fund	Advisor Shares	Indefinite
Artisan Emerging Markets Debt Opportunities Fund	Investor Shares	Indefinite
Artisan Emerging Markets Debt Opportunities Fund	Institutional Shares	Indefinite

Artisan Emerging Markets Debt Opportunities Fund	Advisor Shares	Indefinite
Artisan Global Unconstrained Fund	Investor Shares	Indefinite
Artisan Global Unconstrained Fund	Institutional Shares	Indefinite
Artisan Global Unconstrained Fund	Advisor Shares	Indefinite
Artisan International Explorer Fund	Investor Shares	Indefinite
Artisan International Explorer Fund	Institutional Shares	Indefinite
Artisan International Explorer Fund	Advisor Shares	Indefinite
The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.’”
“Article VI is hereby amended by deleting Section A of Article VI in its entirety and replacing it with the following:
‘A. To the extent the Corporation has funds or property legally available therefor, each shareholder shall have the right at such times as may be permitted by the Corporation, but no less frequently than as required under the Investment Company Act, to require the Corporation to redeem all or any part of its shares owned by the shareholders at a redemption price equal to the net asset value per share next determined after the shares are tendered for redemption, less any applicable redemption charges as determined by the Board of Directors, which payment may be made in funds or in assets of the class or series. The Board of Directors may adopt requirements and procedures for redemption of shares. ETF Shares series of a class shall be redeemable only in accordance with such procedures or methods for redemption as the Directors may from time to time authorize and as set forth in the relevant prospectus for such class in the current Registration Statement of the Corporation filed with the SEC.
Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the shareholders to require the Corporation to redeem shares of any series or class pursuant to the applicable rules and regulations, or any order, of the SEC.’
Article VI is hereby amended by adding the following new Section D to Article VI:
‘D. The Corporation shall have the right, exercisable at the discretion of the Board of Directors, to redeem any shareholder’s ETF Shares series of a class as described in the relevant prospectus for such class as set forth in the current Registration Statement of the Corporation filed with the SEC.’”
This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on September 11, 2026 without shareholder approval in accordance with Section 180.1002(8) and 180.0602(1)(a) and (b) of the of the Wisconsin Business Corporation Law. Prior to this Amendment, none of the ETF Shares of Artisan Focus Fund, Artisan Global Equity Fund, Artisan Select Equity Fund or Artisan Sustainable Emerging Markets Fund have been issued.
Executed this 14th day of September, 2026.
ARTISAN PARTNERS FUNDS, INC.
By:	/s/ Laura E. Simpson
Laura E. Simpson, Secretary

This instrument was drafted by:
Christopher M. Cahlamer
Godfrey & Kahn, S.C.
833 East Michigan Street, Suite 1800
Milwaukee, Wisconsin 53202